As filed with the Securities and Exchange Commission on June 25, 2009
Registration No. 333-81554

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under The Securities Act Of 1933
DATATRAK International, Inc.
(Exact name of Registrant as Specified in its Charter)
Ohio
(State or Other Jurisdiction of Incorporation or Organization)
34-1685364
(I.R.S. Employer Identification No.)
6150 Parkland Boulevard
Mayfield Heights, Ohio 44124
(440) 443-0082
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copy To:
Laurence P. Birch Interim President and Interim Chief Executive Officer DATATRAK International, Inc. 6150 Parkland Boulevard Mayfield Heights, Ohio 44124 (440) 443-0082	Arthur C. Hall III, Esq. Calfee, Halter & Griswold LLP 1400 KeyBank Center 800 Superior Avenue Cleveland, Ohio 44114-2688 (216) 622-8200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

SIGNATURES

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3, Registration No. 333-81554, filed by DATATRAK International, Inc. (the “Registrant”) on January 29, 2002, which was amended on March 28, 2002 and April 16, 2002 (the “Registration Statement”).
     In accordance with the Registrant’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, by means of this Post-Effective Amendment, the Registrant is deregistering all securities registered under the Registration Statement which remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, State of Ohio, on this 25th day of June, 2009.

DATATRAK INTERNATIONAL, INC.
By:	/s/ Laurence P. Birch
Laurence P. Birch
Interim President and Interim Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on this 25th day of June, 2009.

Signature	Title

/s/ Laurence P. Birch Laurence P. Birch	Interim President and Interim Chief Executive Officer and Director (Principal Executive Officer)

/s/ Raymond J. Merk Raymond J. Merk	Vice President of Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Timothy G. Biro Timothy G. Biro	Director

/s/ Seth B. Harris Seth B. Harris	Director

/s/ Jerome H. Kaiser Jerome H. Kaiser	Director

/s/ Robert M. Stote Robert M. Stote	Director